UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 1, 2011
MedQuist Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-19941 (Commission File Number)	22-2531298 (I.R.S. Employer Identification No.)
9009 Carothers Parkway
Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
(866) 295-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
     On September 2, 2011, the board of directors (the “Board”) of MedQuist Holdings Inc. (“MedQuist Holdings”) appointed Ronald L. Scarboro to the position of Chief Financial Officer (“CFO”) of MedQuist Holdings and MedQuist Inc. (the “Company”), effective as of the same date. Mr. Scarboro joined MedQuist Holdings and the Company on August 15, 2011 as a senior financial executive. Prior to his tenure with MedQuist Holdings and the Company, Mr. Scarboro, 45, most recently served as the CFO of the Strategic Diversification at Aetna, Inc., a public international diversified health care benefits company from June 2011 until August 2011. From October 2008 until June 2011, Mr. Scarboro held the titles of CFO — Professional Solutions, Senior Vice President of Finance and Senior Vice President — Strategic Programs Office of Allscripts Healthcare Solutions, Inc., a provider of clinical software, services, information and connectivity solutions. From November 2007 until the merger of Allsripts and Misys Healthcare Systems, LLC in October 2008, Mr. Scarboro was Chief Financial Officer of Misys Healthcare Systems, LLC, an ambulatory and post-acute healthcare software and services company. From April 2004 until October 2007, Mr. Scarboro was Vice President of Financial Accounting and Corporate Services for The TriZetto Group, Inc., a public payer focused healthcare software and services company. Mr. Scarboro has a broad range of financial and operating experience in payer, acute, post-acute and ambulatory healthcare information technology companies. He earned a bachelor’s degree from North Carolina State University and is a Certified Public Accountant.
     MedQuist Holdings and Mr. Scarboro have entered into an employment agreement dated August 15, 2011 (the “Employment Agreement”), which will govern his services as CFO of MedQuist Holdings and the Company and has an initial expiration date of August 31, 2014. After the initial term, the term of Mr. Scarboro’s employment agreement will automatically renew for successive one-year periods, unless either party elects not to renew the term. If MedQuist Holdings elects not to extend the term, Mr. Scarboro will then receive severance benefits as if he had been terminated without cause (those severance benefits are further described below).
     Under the Employment Agreement, Mr. Scarboro received a $300,000 signing bonus and is entitled to an initial annual base salary of $350,000. Mr. Scarboro is eligible to participate in MedQuist Holdings’ Management Incentive Plan (the “Incentive Plan”) and his incentive target for 2011 is $157,500 and is contingent on the achievement of pre-established incentive plan target objectives set for Mr. Scarboro and MedQuist Holdings. Mr. Scarboro’s incentive target for 2011 will be prorated based on his date of commencement with MedQuist Holdings. For future years, Mr. Scarboro’s incentive target will be 45% of his then base salary contingent on pre-established incentive plan targets for each of those years, subject to an increased percentage at MedQuist Holdings’ discretion. In addition to his participation in the Incentive Plan, Mr. Scarboro is also eligible to earn performance based restricted stock awards for each of the fiscal years ended 2012 and 2013 and each fiscal year thereafter to the extent that the Employment Agreement is extended. The number of restricted shares Mr. Scarboro may earn is determined by dividing $300,000 by the fair market value of MedQuist Holdings’ common stock on the date of issuance as recommended by MedQuist Holdings’ Chief Executive Officer and approved by MedQuist Holdings’ Compensation Committee. Such performance based restricted shares shall be subject to time-based vesting in 12 substantially equal installments subject to Mr. Scarboro’s continued employment with MedQuist Holdings. Additionally, MedQuist Holdings has agreed to reimburse Mr. Scarboro for any reasonable relocation expenses to facilitate his relocation to the Franklin, Tennessee area.
     In connection with the commencement of his employment, the Company granted Mr. Scarboro 44,834 restricted shares of MedQuist Holdings’ common stock pursuant to a Restricted Stock Award Agreement dated August 15, 2011 (the “Restricted Stock Agreement”), which shares will vest 8.34% of the total number of shares on the last day of each full fiscal quarter commencing on December 31, 2011, provided he remains continuously employed through that date and subject to full acceleration upon termination without cause or resignation with good reason. Mr. Scarboro’s restricted stock award is subject to a clawback provision. Under the terms of the clawback provision, if Mr. Scarboro engages in fraud that results in a financial restatement for MedQuist Holdings or if Mr. Scarboro knowingly or through gross negligence engages in misconduct resulting in a financial restatement, Mr. Scarboro will forfeit any or all of the shares of restricted stock granted to him. If he has sold any of the shares during the three-year period preceding the date on which MedQuist Holdings determines it needs to prepare a financial restatement, he will be required to repay to MedQuist Holdings the sales proceeds from such shares.
     If Mr. Scarboro’s employment is terminated by MedQuist Holdings and the Company without cause, if he resigns with good reason or if MedQuist Holdings elects not to renew the term of his employment, the Employment Agreement provides that MedQuist Holdings will continue to pay him his base salary as in effect on the date of termination for a 12 month period thereafter and any annual bonus earned but unpaid as of the date of termination for the immediately preceding fiscal year. In addition, MedQuist Holdings will subsidize the cost of COBRA continuation of his group health benefits for 12 months, pay him a pro-rata bonus for the year of his termination, and all of Mr. Scarboro’s issued but unvested restricted shares will vest as of termination. These severance benefits are all conditioned upon Mr. Scarboro’s continued compliance with the restrictive covenants set forth in the Employment Agreement and his execution and delivery of a general release of claims against MedQuist Holdings, the Company and their affiliates.
     The Employment Agreement contains customary non-solicitation and non-competition covenants that remain in effect for 12 months following any cessation of Mr. Scarboro’s employment.
     There are no transactions in which Mr. Scarboro has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.
     This summary is qualified in its entirety by the actual terms of the Employment Agreement and the Restricted Stock Award Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.
Departure of Chief Financial Officer
     On September 1, 2011, Anthony James, the CFO of MedQuist Holdings and the Company, announced his resignation as CFO of MedQuist Holdings and the Company, effective as of September 2, 2011. Mr. James has agreed to continue employment with MedQuist Holdings and the Company until October 1, 2011 primarily to assist Mr. Scarboro with the transition.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated August 15, 2011, by and between MedQuist Holdings Inc. and Ronald L. Scarboro.
10.2	Restricted Stock Award Agreement, dated August 15, 2011, by and between MedQuist Holdings Inc. and Ronald L. Scarboro.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2011	MedQuist Inc.
	By:	/s/ Mark R. Sullivan
Mark R. Sullivan
General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated August 15, 2011, by and between MedQuist Holdings Inc. and Ronald L. Scarboro.
10.2	Restricted Stock Award Agreement, dated August 15, 2011, by and between MedQuist Holdings Inc. and Ronald L. Scarboro.